SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)

January 25, 2010

SHIMMER GOLD, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53446	71-1013330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File number)	Identification No.)

45 Broadway, 6th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

(877) 864-0660

(Registrant's Telephone Number, Including Area Code)

1709 Hampton Drive, Coquitlam, British Columbia, Canada V3C 3C9

(Former Name and Address, if Changed since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of the Registrant

On January 25, 2010 , Belmont Partners, LLC (the “Seller”), the then principal stockholder of Shimmer Gold, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with YSY Enterprises, Inc. (the “Purchaser”), as purchaser. The Company was also a party to the Stock Purchase Agreement, but received no consideration and undertook no obligations in connection therewith.

Pursuant to the terms of the Stock Purchase Agreement the Seller sold 7,100,000 shares of the Company’s common stock (the “Shares”), representing approximately 88.9% of the outstanding shares, to the Purchaser, all of which was paid at the closing held on January 25, 2010 (the “Closing”).

Joseph Manela is the principal shareholder and the sole director and officer of the Purchaser and has voting control and investment discretion over the shares held by the Purchaser. Accordingly, Mr. Manela is deemed to have beneficial ownership of the shares of the Company held by the Purchaser.

Prior to the Closing of the transactions contemplated by the Stock Purchase Agreement, the Purchaser was not affiliated with the Company. The Purchaser will be deemed an affiliate of the Company after the Closing as a result of its stock ownership interest in the Company.

Simultaneous with the Closing, Joseph Meuse and Shawn Balghi resigned as officers of the Company. To fill the vacancies, Moshe Oratz was elected as President, Chief Executive Officer, Secretary and Chief Financial Officer of the Company.

As contemplated by the Stock Purchase Agreement, immediately subsequent to the Closing, Joseph Meuse and Shawn Balghi resigned as directors of the Company .

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2010, Joseph Meuse and Shawn Balghi resigned as officers of the Company. To fill the vacancies, Moshe Oratz was elected as President, Chief Executive Officer, Secretary and Chief Financial Officer of the Company.

As contemplated by the Stock Purchase Agreement, immediately subsequent to the Closing, Joseph Meuse and Shawn Balghi resigned as directors of the Company.

By Board action, the remaining directors of the Company elected Moshe Oratz as President, Chief Executive Officer, Secretary and Chief Financial Officer of the Company. Mr. Oratz does not have an employment agreement with the Company.

Moshe Oratz, age 34, attended Touro College and Yeshiva University. He is the President of Cambridge Life Settlements LLC, a privately held life settlement intermediary and has been involved for in excess of 5 years in various aspects the life settlement industry. Mr Oratz and entities with which he is affiliated have been involved in the transaction related to senior life insurance policies having a face value in excess of $1 billion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIMMER GOLD, INC.

Date: April 15, 2010

By: /s/ Moshe Oratz

Moshe Oratz

President and Chief Executive Officer

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